Exhibit 10.4

MGP INGREDIENTS, INC.
SEPARATION AGREEMENT AND RELEASE OF CLAIMS

WHEREAS, the undersigned employee has been involuntarily terminated as a result of a restructuring;

WHEREAS, MGP Ingredients is making available to the undersigned employee a separation benefit conditioned upon a release of all claims by the undersigned employee; and

WHEREAS, the undersigned employee is not entitled otherwise to any separation benefit and wishes to accept the separation benefit described below.

The undersigned employee agrees as follows:

1.             In exchange for the separation benefit described below, Michael Trautschold (“Employee”) releases and forever discharges MGP Ingredients, Inc., its predecessors, successors, assigns, officers, directors, stockholders, agents, employees, and all related or subsidiary companies or divisions (collectively referred to as “Employer”) from all claims, demands, suits, grievances, liabilities, or causes of action of any kind whatsoever now existing including but not limited to those that in any way relate to or are connected with or arise directly or indirectly out of the employment of Employee by Employer or the termination of that employment.

2.             The claims released and discharged by Employee as of the date of this Agreement include, but are not limited to, claims that might be asserted under any federal, state or local law, regulation, ordinance, or decision concerning employment, discrimination in employment, or termination of employment including but not limited to:

A.                                   The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.  sec. 621, et seq.;

B.                                     The Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. sec. 1001, et seq.;

C.                                     The Kansas Acts Against Discrimination, as amended, Kan. State. Ann.  sec. 44-1001, et seq.;

D.                                    Title VII of Civil Rights Act of 1964 as amended, 42 U.S.C. sec 2000e, et seq.;

E.                                      Americans With Disabilities Act, 42 U.S.C. sec. 12101, et seq.:

F.                                      The Civil Rights Act of 1866, as amended, 42 U.S.C. sec. 1981;

G.                                     The Civil Rights Act of 1991, 42 U.S.C. sec. 1981a; and

H.                                    Family and Medical Leave Act.

The claims released and discharged by Employee also include, but are not limited to, any claim that Employer breached any contract, express or implied, with Employee, made any misrepresentations to Employee, discharged Employee in violation of public policy, or acted wrongfully in any way toward Employee.  The claims released and discharged by Employee also include, but are not limited to, any claim relating in any manner to personal injuries, fringe benefits, medical, dental, hospitalization, life, disability, or other insurance benefits, pension or other retirement benefits, and any claims for attorney’s fees, reinstatement or rehire.

Employee further agrees not to initiate any legal proceeding against Employer based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Agreement.

Employee’s last date of employment will be December 31, 2006.  By this Agreement, Employee waives any claim for reinstatement and agrees not to seek re-employment with Employer at any time in the future.  Employee agrees that any attempt to obtain re-employment following his signing this Agreement will constitute a breach of this Agreement, and that Employer may rely upon such breach in refusing employment, or in discharging Employee from employment.

3.             The separation benefit shall be paid after the revocation period for this Agreement has expired and shall be as follows:

a.                                       Employee shall receive gross compensation of Forty-two Hundred Dollars and Eleven Cents ($4,200.11) per week from January 1, 2007 until December 23, 2007.  Compensation checks will be paid at net pay after normal deductions and last weekly check will be paid on December 27, 2007.  The above amounts are inclusive of accrued vacation that was not paid prior to December 31, 2006.  If Employee does not accept this Agreement, any unpaid accrued vacation will be paid to Employee.

b.                                      Health Care.  If otherwise eligible, Employee may elect continuing healthcare coverage pursuant to COBRA.  If Employee remains eligible for COBRA, Employer will pay 85% of the family premium through  December 23, 2007.  If Employee elects other healthcare coverage, Employer will reimburse Employee for the cost of such coverage through December 23, 2007 but not to exceed the amount Employer would have paid had Employee elected healthcare coverage pursuant to COBRA.

c.                                       Retirement.  Employee is vested in the ESOP and 401k Plans per the respective plan documents and may take withdrawals per the respective plan documents.

d.                                      Options.  Employee will be permitted to exercise options to the extent permitted under applicable option plans and related awards.

e.                                       Restricted Stock Incentive Plan.  If the Company attains the applicable performance goals, the Employee will be permitted to receive restricted shares on a pro rata basis as described in Attachments 1 and 2.  Subject to the Company attaining performance goals, he will be entitled to receive 30/36 of the award whose performance period ends in 2007 and 18/36 of the award whose performance period ends in 2008.  If the Company does not attain performance goals, then notwithstanding the provisions of Attachments 1 and 2, he will be entitled to receive 30/84 of the award whose performance period ends in 2007 during 2007 and 18/84 of the award whose performance period ends in 2008 during 2008.

f.                                         Outplacement.  Employer will provide, at its expense of $15,000.00, an outplacement program through CSG Partners, Inc. / Lee Hecht Harrison in the Kansas City area.  If Employee elects before the expiration of 15 days after the effective time of this Release to waive the outplacement benefit, Employer will promptly pay Employee $15,000.

g.                                      Consulting.  Employer and Employee will enter into a consulting arrangement on future projects in the form attached as Attachment 3 with prior written approval from the President of MGP concerning the scope of each project.  A minimum of 400 hours will be guaranteed for calendar year 2007 at a rate of $250 per hour.  Fees will be based on ¼ hour increments with explanations required for invoicing as provided in the consulting agreement  The Confidentiality Obligations referred to in paragraph 5 below and in the consulting agreement will apply to any Confidential Information (as therein defined) or trade secrets made known to Employee during the period that he is consulting for Employer.

h.                                      Long Term Care Policy.  Employee may continue his long term care policy by paying the premium.  Invoice will be sent direct to Employee from the carrier.

i.                                          Withholding.  All payments hereunder will be subject to applicable withholding.

4.             Employee is not releasing Employer from any obligation concerning any claim for unemployment compensation Employee may make.  Employer agrees not to protest any unemployment compensation claim if Employee’s factual information provided to support the claim is truthful.

5.             Employee acknowledges that he continues to be bound by confidentiality obligations as imposed by law or as referenced in the Acknowledgement of and Agreement with Respect to Ongoing Confidentiality Obligations, attached as Attachment 4.

6.             Employee further agrees to assist in a smooth transition, to not be disruptive, and to cooperate with Employer concerning this change in employment status.

7.             Employee will return on or before December 31, 2006, the laptop computer and mobile phone and other Company property, if any, in his possession.

8.             Employee understands and agrees that the provisions of this Release and the requirement that the Release be signed in order for Employee to receive the separation benefit do not constitute an admission of any liability to Employee and that Employer expressly denies any such liability.

9.             Employee does not waive any rights or claims that may arise after the date this Release is signed.

10.           Employee agrees that prior to December 31, 2007 he will not, without the prior written consent of the Company, (a) except on behalf of the Employer in his capacity as consultant for the Employer, represent, approach, solicit, hire or otherwise deal with, directly or indirectly, any person associated with a customer of the Company with whom he had contact during the period of his employment with Employer regarding the wheat protein, starch or resin ingredients business (“Business”) or (b) employ or retain or solicit for employment or retention by any other person, any employee of the Employer. Employee hereby acknowledges that the remedies at law of the Employer for any breach of employee’s obligations contained in this Section would be inadequate and the Employer shall be entitled to injunctive relief or any other equitable relief for any violation hereof and Employee, in any equitable proceeding, agrees not to claim that a remedy at law is available to the Employer.

11.           Employer hereby advises Employee in writing to consult with an attorney prior to executing this Release, and Employee has been given a period of at least 21 days within which to consider this Release, but Employee may accept or reject its terms, if he chooses, at any time prior to the expiration of the 21 day period (12/11/06).  For a period of seven days following the signing of this Release, Employee may revoke the Release and the Release shall not become effective or enforceable until the revocation period has expired.

12.           Employee certifies that all transactions reportable under Section 16 of the Securities Exchange Act of 1934, as amended, by him in Employer’s stock prior to the date hereof have been reported.

13.           Employee acknowledges and agrees that no promise or agreement not expressed in this Release has been made; that this Release is not executed in reliance upon any statement or representation made by Employer or by any person employed by or representing Employer other than the statements contained in the Release itself; that the consideration recited above is the sole and only consideration for this Release; and that the terms of this Release are contractual and not mere recitals.

Date: 11/21/06
/s/Michael Trautschold

/s/ David E. Rindom
Witness

Date: 11/21/06	/s/David E. Rindom
Authorized Officer
MGP Ingredients, Inc.

Attachment 1

MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED SHARES
GRANTED UNDER THE STOCK INCENTIVE PLAN OF 2004

Date of Grant: December 1, 2004
Time of Grant: 10:15 a.m. CST	7,400 Restricted Shares

In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Stock Incentive Plan of 2004 (the “2004 Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Participant named below the number of Restricted Shares of Common Stock of the Company as set forth below:

Participant: Micahel J. Trautschold

Number of Restricted Shares under the 2004 Plan: 7,400

NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.                                       Issuance of Restricted Shares.  The shares described above are being issued by the Company to the Participant as Restricted Shares pursuant to the terms and provisions of the 2004 Plan and of the Guidelines for Issuance of Fiscal 2005 Restricted Share Awards (the “Guidelines”) adopted by the Human Resources Committee of the Board of Directors of the Company, true copies of which are attached hereto as Exhibits A and B and incorporated herein by reference.  Upon the execution of this Agreement,  the Company shall issue in the Participant’s name the aggregate number of Restricted Shares described above,  subject to the provisions of the Guidelines requiring that such certificate or certificates be held in the custody of the Company.

2.                                       Vesting in Restricted Shares.  Subject to the provisions of the Guidelines, Restricted Shares shall vest in the Participant upon the Participant’s completion of seven (7) full years of employment with the Company commencing on July 1, 2004.  However, in the event that the Performance Measure is achieved, the Restricted Shares shall vest in the Participant upon completion of three (3) full years of employment commencing on July 1, 2004.  The Performance Measure means that the Company has achieved earnings per share on a cumulative basis for the period beginning on July 1, 2004 and ending on June 30, 2007 of $3.15 per share.  The Performance Measure is subject to adjustment, as provided in the Guidelines,  and the inclusion or exclusion of unusual or non-recurring items is subject to the discretion of the Compensation Committee, as provided in the Guidelines.  Except as provided in the Guidelines, the Restricted Shares issued to the Participant shall be forfeited to the Company if the Participant’s employment with the Company is terminated prior to the end of the applicable Restriction Period.

3.                                       Restriction on Transfer. The Participant shall not voluntarily sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Shares to any other person or entity during the applicable Restriction Period.  Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

4.                                       Legend on Certificates.  In order that all potential transferees and others shall be put on notice of this Agreement and so long as the risk of forfeiture exists under the Plan and Guidelines, each certificate evidencing ownership of the Restricted Shares issued pursuant to the Plan (and any replacements thereto) shall bear a legend in substantially the following form:

“The shares evidenced by this Certificate have been issued pursuant to the MGP Ingredients, Inc. Stock Incentive Plan of 2004 and a related agreement (the “Agreement”) between the Company and the registered holder.  The holder’s rights are subject to the restrictions, terms and conditions of the Plan and to the Agreement, which restricts the transfer of the shares and subjects them to forfeiture to the Company under the circumstances referred to in the Agreement.  This legend may be removed when the holder’s rights to the shares vest under the Agreement.”

5.             Controlling Provisions.  The provisions of the Guidelines shall apply to the award made under this Agreement.  In the event of a conflict between the provisions of this Agreement and the Guidelines, the provisions of the Guidelines will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this 3rd day of December, 2004.

MGP INGREDIENTS, INC.

By:	/s/ Laidacker M. Seaberg
Laidacker M. Seaberg President and Chief Executive Officer

ACKNOWLEDGEMENT

I understand and agree that the Restricted Shares to be acquired by me are subject to the terms, provisions and conditions hereof and of the Plan and Guidelines, to all of which I hereby expressly assent.  This Agreement shall be binding upon and inure to the benefit of the Company, myself, and our respective successors and legal representatives.

2

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the parties sought to be bound thereby.  Any waiver of any term, condition or breach shall not be a waiver of any term or condition of the same term or condition for the future or any subsequent breach.  In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not effect the enforceability of any other part or provision of this Agreement.

Signed this 12th  day of January, 2005.

/s/ Michael J. Trautschold
Signature of Participant

3

Attachment 2

MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED SHARES
GRANTED UNDER THE STOCK INCENTIVE PLAN OF 2004

Date of Grant: August 30, 2005
Time of Grant: 10:15 a.m. CST	14,600 Restricted Shares

In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Stock Incentive Plan of 2004 (the “2004 Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Participant named below the number of Restricted Shares of Common Stock of the Company as set forth below:

Participant: Micahel J. Trautschold

Number of Restricted Shares under the 2004 Plan: 14,600

NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.                                       Issuance of Restricted Shares.  The shares described above are being issued by the Company to the Participant as Restricted Shares pursuant to the terms and provisions of the 2004 Plan and of the Guidelines for Issuance of Fiscal 2006 Restricted Share Awards (the “Guidelines”) adopted by the Human Resources Committee of the Board of Directors of the Company, true copies of which are attached hereto as Exhibits A and B and incorporated herein by reference.  Upon the execution of this Agreement,  the Company shall issue in the Participant’s name the aggregate number of Restricted Shares described above,  subject to the provisions of the Guidelines requiring that such certificate or certificates be held in the custody of the Company.

2.                                       Vesting in Restricted Shares.  Subject to the provisions of the Guidelines, Restricted Shares shall vest in the Participant upon the Participant’s completion of seven (7) full years of employment with the Company commencing on July 1, 2005.  However, in the event that the Performance Measure is achieved, the Restricted Shares shall vest in the Participant upon completion of three (3) full years of employment commencing on July 1, 2005.  The Performance Measure means that the Company has achieved earnings per share on a cumulative basis for the period beginning on July 1, 2005 and ending on June 30, 2008 of $1.73 per share.  The Performance Measure is subject to adjustment, as provided in the Guidelines,  and the inclusion or exclusion of unusual or non-recurring items is subject to the discretion of the Compensation Committee, as provided in the Guidelines.  Except as provided in the Guidelines, the Restricted Shares issued to the Participant shall be forfeited to the Company if the Participant’s employment with the Company is terminated prior to the end of the applicable Restriction Period.

3.                                       Restriction on Transfer. The Participant shall not voluntarily sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Shares to any other person or entity during the applicable Restriction Period.  Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

4.                                       Legend on Certificates.  In order that all potential transferees and others shall be put on notice of this Agreement and so long as the risk of forfeiture exists under the Plan and Guidelines, each certificate evidencing ownership of the Restricted Shares issued pursuant to the Plan (and any replacements thereto) shall bear a legend in substantially the following form:

“The shares evidenced by this Certificate have been issued pursuant to the MGP Ingredients, Inc. Stock Incentive Plan of 2004 and a related agreement (the “Agreement”) between the Company and the registered holder.  The holder’s rights are subject to the restrictions, terms and conditions of the Plan and to the Agreement, which restricts the transfer of the shares and subjects them to forfeiture to the Company under the circumstances referred to in the Agreement.  This legend may be removed when the holder’s rights to the shares vest under the Agreement.”

5.             Controlling Provisions.  The provisions of the Guidelines shall apply to the award made under this Agreement.  In the event of a conflict between the provisions of this Agreement and the Guidelines, the provisions of the Guidelines will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this 20th day of September, 2005.

MGP INGREDIENTS, INC.

By:	/s/ Laidacker M. Seaberg
Laidacker M. Seaberg President and Chief Executive Officer

ACKNOWLEDGEMENT

I understand and agree that the Restricted Shares to be acquired by me are subject to the terms, provisions and conditions hereof and of the Plan and Guidelines, to all of which I hereby expressly assent.  This Agreement shall be binding upon and inure to the benefit of the Company, myself, and our respective successors and legal representatives.

2

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the parties sought to be bound thereby.  Any waiver of any term, condition or breach shall not be a waiver of any term or condition of the same term or condition for the future or any subsequent breach.  In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not effect the enforceability of any other part or provision of this Agreement.

Signed this 20th day of September, 2005.

/s/ Michael J. Trautschold
Signature of Participant

3